EXHIBIT 10.13

                        INVESTMENT BANKING AGREEMENT

     This Investment Banking Agreement (this "Agreement") is effective as of April 15, 2003 , by and between Recom Managed Systems, Inc., a Delaware corporation (hereinafter referred to as the "Company") and Brookstreet Securities Corporation, a California corporation (hereinafter referred to as the "Consultant").

                                    RECITALS

     WHEREAS, the Company is desirous of preparing itself to commence a private or public offering to raise capital, pursue Mergers & Acquisitions, attract additional Market Makers of its Public Stock, move to a National Marketplace, and other investment banking activities that could enhance the Companies financial health; and

     WHEREAS, Consultant has extensive experience and knowledge associated with corporate finance and investment banking business; and

     WHEREAS, the Company wishes to engage the services of the Consultant to assist the Company in preparing to commence a private or public offering, advise and assist the Company on Merger & Acquisitions matters and implement other Investment Banking activity as required.

     WHEREAS, the Company and Consultant specifically acknowledge that the Company has recently declared a 3 for 1 stock split for shareholders of record of the Company's Common Stock as of Friday, April 11, 2003 and that this agreement is affective post-split.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.   INVESTMENT BANKING SERVICES; EXCLUSIVE NATURE OF SERVICES

     Attached hereto as Exhibit A and incorporated herein by this reference is a description of the services to be provided by the Consultant hereunder (the "Consulting Services"). Consultant hereby agrees to utilize its best efforts in performing the Consulting Services, however, Consultant makes no warranties, representations or guarantees regarding any financing attempted by the Company or the eventual effectiveness of the Consulting Services.

     Consultant hereby specifically acknowledges that the Company may hire other consultants and that Consultant is providing services on a non-exclusive basis.

2.   TERM OF AGREEMENT

     This Agreement shall be in full force and effect commencing upon the date hereof and concluding at the close of business on the same date in the year 2004 or upon the execution of an underwriting agreement or placement agent agreement with Consultant, whichever occurs earlier ("termination date"). Either party hereto shall have the right to terminate this Agreement without notice in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the other party. Consultant shall have the right

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to terminate this Agreement if Company fails to comply with any of the material terms of this Agreement, including without limitation its responsibilities for fees as set forth in this Agreement, and such failure continues unremedied for a period of thirty (30) days after written notice to the Company by Consultant. The Company shall have the right to terminate this Agreement for any reason by delivering to Consultant a termination notice. This Agreement is not exclusive, and accordingly Company may retain other consultants, advisors or investment banker's to perform services for the Company similar to the services to be performed hereunder.

3.   TIME DEVOTED BY CONSULTANT

     It is anticipated that the Consultant shall spend as much time as deemed necessary by the Consultant in order to perform the obligations of Consultant hereunder. The Company understands that this amount of time may vary, and that the Consultant may perform Consulting Services for other companies just as the Company may seek other Consultants and Investment Bankers to perform services for the Company.

4.   PLACE WHERE SERVICES WILL BE PERFORMED

     The Consultant will perform most services in accordance with this Agreement at Consultant's offices. In addition, the Consultant will perform services on the telephone and at such other place(s) as necessary to perform these services in accordance with this Agreement.

5.   COMPENSATION TO CONSULTANT

     The Consultant's compensation for the Consulting Services shall be as set forth in Exhibit B attached hereto and incorporated herein by this reference.

6.   INDEPENDENT CONTRACTOR

     Both Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of Company.

7.   CONFIDENTIAL INFORMATION

     The Consultant and the Company acknowledge that each will have access to proprietary information regarding the business operations of the other and agree to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the non-disclosing parties prior written consent. It is hereby agreed that from time to time Consultant and the Company may designate certain disclosed information as confidential for purposes of this Agreement.

8.   INDEMNIFICATION

     The Company hereby agrees to indemnify and hold Consultant harmless from any and all liabilities incurred by Consultant under the Securities Act of 1933, as amended (the "Act"), the various state securities acts, or otherwise, insofar as such liabilities arise out of or are based upon (I) any material misstatement or omission contained in any offering documents provided by the

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Company, or (ii) any intentional actions by the Company, direct or indirect, in connection with any offering by the Company, in violation of any applicable federal or state securities laws or regulations; provided, however, that there is no indemnification for liabilities caused by Consultant. Furthermore, the Company agrees to reimburse Consultant for any legal or other expenses incurred by Consultant in connection with investigating or defending any action, proceeding, investigation, or claim in connection herewith. The indemnity obligations of the Company under this paragraph shall extend to the shareholders, directors, officers, employees, agents, and control persons of Consultant.

     Consultant hereby agrees to indemnify and hold the Company harmless from any and all liabilities incurred by the Company under the Act, the various state securities acts, or otherwise, insofar as such liabilities arise out of or are based upon (I) any actions by Consultant, its officers, employees, agents, or control persons, direct or indirect, in connection with any offering by the Company, in violation of any applicable federal or state securities laws or regulations, or (ii) any breach of this Agreement by Consultant; provided, however, that there is no indemnification for liabilities caused by Consultant.

     The indemnity obligations of the parties under this paragraph 8 shall be binding upon and inure to the benefit of any successors, assigns, heirs, and personal representatives of the Company, the Consultant, and any other such persons or entities mentioned herein above.

9.   COVENANTS OF CONSULTANT

     Consultant covenants and agrees with the Company that, in performing Consulting Services related to the raising of capital by the Company or providing investor relations or other Investment Banking support services, Consultant will:

     (a) Not make any representations other than those expressly set forth in documents provided by the Company; and

     (b) Not publish, circulate or otherwise use any materials other than materials provided by or otherwise approved by the Company; and

     (c)  Neither short-sell, hedge, pre-sell, barter, or allow any person to
borrow   directly or indirectly   any securities of the Company that are being
delivered to Consultant hereunder. This is a material factor inducing the Company to execute this Agrement. Consultant agrees to provide the Company with any records of its choosing to confirm Consultant's adherence to this covenant.

10.  MISCELLANEOUS

     (a) Attorneys' Fees. If either party files any action or brings any proceeding against the other arising out of this Agreement, then the prevailing party shall be entitled to reasonable attorneys' fees.

     (b) Waiver. No waiver by a party of any provision of this Agreement shall be considered a waiver of any other provision or any subsequent breach of the same or any other provision. The exercise by a party of any remedy provided in this Agreement or at law shall not prevent the exercise by that party of any other remedy provided in this Agreement or at law.

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     (c)  Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and no assignment shall be allowed without first obtaining the written consent of the non-assigning party.

     (d) Severability. In any condition or covenant herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable form the remainder of this Agreement and shall in no way effect the other covenants and conditions contained herein.

     (e)  Amendment.   This Agreement may be amended only by a written
agreement executed by all parties hereto.

     (f)  Headings.   Titles or captions contained herein are inserted as a
matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or any provision hereof. No provision in this Agreement is to be interpreted for or against either party because that party or his legal representative drafted such provision.

     (g) Notice. All written notices, demands, or requests of any kind, which either party may be required or any desire to serve on the other in connection with this Agreement, must be served by registered or certified mail, with postage prepaid and return receipt requested. In lieu of mailing, either party may cause delivery of such notice, demands and requests to be made by personal service facsimile transmission, provided that acknowledgment of receipt is made. Notice shall be deemed given upon personal delivery or receipt of facsimile transmission, or two (2) days after mailing. All such notices, demands, and requests shall be delivered as follows:

     If to the Company:     RECOM MANAGED SYSTEMS, INC.
                            4705 Laurel Canyon Blvd., Suite 203
                            Studio City, CA 91607
                            ATTN: Marvin H. Fink, President
                            FAX: (818) 432-4566

     If to Consultant:      BROOKSTREET SECURITIES CORPORATION
                            2361 Campus Drive
                            Suite 210
                            Irvine, California 92612
                            ATTN: Stanley C. Brooks, President
                            FAX: (949) 852-6806

     (h) Entire Agreement. This Agreement, including any Exhibits or Schedules attached hereto, contains all of the representations, warranties, and the entire understanding and agreement between the parties.
Correspondence, memoranda, or agreements, whether written or oral, originating before the date of this Agreement are replaced in total by this Agreement unless otherwise especially stated.

     (i) Counterparts; Facsimile Signatures. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.




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     (j)   Governing Law and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of California which would apply if both parties were residents of California and this Agreement was made and performed in California. In any legal action involving this Agreement or the parties' relationship, the parties agree that the exclusive venue for any lawsuit shall be in the state or federal court located within the County of Los Angeles, California. The parties agree to submit to the personal jurisdiction of the state and federal courts located within Los Angeles County, California.

     IN WITNESS WHEREOF, the parties hereto have placed their signatures hereon on the day and year first above written.

"COMPANY"                              "CONSULTANT"

RECOM MANAGED SYSTEMS, INC.            BROOKSTREET SECURITIES
4705 Laurel Canyon Blvd., Suite 200    CORPORATION
Studio City, CA 91607                  2351 Campus Drive, Suite 210
                                       Irvine, California 92612


/s/ Marvin H. Fink                     /s/ Stanely C. Brooks
BY:  Marvin H. Fink                    BY: Stanley C. Brooks
ITS: President                         ITS: President

































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                                  EXHIBIT A
          DESCRIPTION OF INVESTMENT BANKING & CONSULTING SERVICES

     Advising and assisting the Company in connection with its proposed financing strategy. The general scope of Consultant's services in this regard is as follows:

     (1) Due diligence services, including, but not limited to, the following:

          (a)  Review of history of the Company;

          (b) Review of existing and proposed capital structure of the Company;

          (c) Review latest year-end and current interim financial statements;

          (d)  Review management's estimated use of proceeds;

          (e)  Review of proposed transactions and financings;

          (f) Analysis of management structure, including organizational chart, and requirements and compensation agreements;

          (g) Analysis of financial forecasts relating to the Company and the reasonableness of such projections incorporating potential ROI projections; and

          (h) Site visits to the Company's offices to collect relevant data and conduct due diligence interviews.

     (2) Assisting the Company with any and all meetings or negotiations with its partners, merchants, equity partners, debt sources, and any other individuals and entities as reasonable and necessary to assist the Company.

     (3) Advisory services such as are reasonable and necessary to assist the Company with its capital needs, including, but not limited to the following:

          (a)  Preparation of a business plan;

          (b)  Locating potential sources of debt and equity capital;

          (c) Coordinating and assisting in the preparation of financing offering documentation;

          (d) Utilizing Consultant's national broker/dealer database, market making and retail broker network including providing access to the various associations of which Consultant belongs such as, but not limited too; Boston Stock Exchange National Association of Security Dealers, National Futures Association and the Regional Investment Bankers Association; Assisting the Company in evaluating and executing its plan to proceed onto a National Market; and

          (e) Assisting the Company in the valuation of its securities and business.

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     (4)  Providing access to Cash Management, Asset Management and transaction clearing on the New York and all major exchanges, as well as on Nasdaq for the full array of Consultants investment products and Investment Banking services:

     (5) Security and safety. Consultants selection of National Financial Services Corporation ("NFSC") as its clearing firm was made in order to provide the Company assurance that the safekeeping of their Cash Management, Asset Management and transaction accounts was assigned to a national leader. Customers accounts held at NFSC are protected up to $100,000,000, with up to $500,000 protected by SIPC (claims limited to $100,000 for cash awaiting reinvestment), and additional protection of $99,500,000. Consultants senior executives are fidelity bonded to $1,000,000.












































Page A-2


                                  EXHIBIT B
                            TERMS OF COMPENSATION

     The Consultant's compensation hereunder shall be as follows:

     1.  Compensation.

     The Consultant shall receive warrants and/or options as compensation for services but only for services agreed to and outlined in the service agreement for that transaction and always budgeted for in advance of the service being provided. The terms of compensation pursuant to the attached agreement shall be:

         a. Warrants to purchase an aggregate of 200,000 shares of the Company's common stock. Warrants shall be issued in 4 tranches of 50,000 as follows:

       Tranche 1        Warrants to purchase 50,000 shares of common stock.
                        Tranche 1 warrants will be fully vested when issued, have an exercise price of $1.25 per share and a term of 5 years from the date of issue.

       Tranche 2        Warrants to purchase 50,000 shares of common stock.
                        Tranche 2 warrants will vest 90 days after the execution of this agreement , have an exercise price of $2.25 per share, and a term of 5 years from the date of issue.

       Tranche 3        Warrants to purchase 50,000 shares of common stock.
                        Tranche 3 warrants will vest 180 days after the execution of this agreement, have an exercise price of $3.25 per share, and a term of 5 years from the date of issue.

       Tranche 4        Warrants to purchase 50,000 shares of common stock.
                        Tranche 4 warrants will vest 270 days after the execution of this agreement, have an exercise price of $4.25 per share, and a term of 5 years from the date of issue.


In the event this agreement is terminated by either party, no additional warrants shall vest after the date of termination. Warrants will not provide for cashless execution nor contain registration rights and must be exercised
in 25,000 share minimum amounts.   Warrants will also be subject to adjustment
for splits and recapitalizations.

     Company has access, at any time, to the Consultants' Chairman, Executive Vice President, National Sales Director and Director of Corporate Finance at no charge to discuss what services need to be provided.

     Fees and other forms of compensation will be competitive and within the guidelines of the National Association of Securities Dealers, Securities and Exchange Commission and any other regulatory agency governing the transaction at hand. For example;


Page B-1


     Merger & Acquisition fees:

          The Lehman Formula applies plus a setup fee and/or monthly per diem based on the extent of the services required usually between $3,000 and $10,000 per month for one (1) to six (6) months.

     Financing fees:  Public or Private, debt or equity.

          The NASD Corporate Finance compensation guidelines will apply. A setup fee and/or monthly per diem ,usually between $5,000 and $10,000 per month for three (3) to six (6) months, is charged against total compensation if the transaction is completed by the Company.

     Due Diligence fees:

          NASD rules prohibit Consultant from making a profit from Due Diligence income so fees are a reimbursement of cost. Usually a one time expense and completed in connection with a financing. The fee schedule is directly related to work required and quality and timing of information received from the Company. The industry average cost is $15,000 to $30,000 and paid in three (3) installments as work is completed.

     Cash Management & Asset Management fees:

          Cost is fee based or transaction based depending on type of service requested. For example you will be provided a VIP Cash Management Account. The Annual maintenance fee currently is $60. Included in this fee is unlimited check writing privileges, money-market automatic account sweeps and VISA Gold debit card. The annual fee for Asset Management Accounts is 2% to 4% depending on the amount of assets under management.

     Retail Exposure:

          Service is provided free however direct costs can be incurred. Road Shows and presentations to Consultants Syndicate Members are priced at cost.


















Page B-2


     2.   Expenses.

     Consultant shall be reimbursed for any pre-approved out-of-pocket expenses incurred by Consultant on behalf of Company within 15 days of submission by Consultant and upon submission of receipts or accounting to the Company, including, but not limited to, travel expenses, long-distance telephone charges, facsimile costs, copy charges, meal expenses, messenger services, mail expenses and such other Company related charges as may occur.

"COMPANY"                              "CONSULTANT"

RECOM MANAGED SYSTEMS, INC.            BROOKSTREET SECURITIES
4705 Laurel Canyon Blvd., Suite 203    CORPORATION
Studio City, CA 91607                  2351 Campus Drive, Suite 210
                                       Irvine, California 92612

/s/ Marvin H. Fink                     /s/ Stanely C. Brooks
BY: Marvin H. Fink                     BY: Stanley C. Brooks
ITS: President                         ITS: President





































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